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                                                                    EXHIBIT 10.5

                                COMMERCIAL LEASE

   THIS INDENTURE made this 29th day of May, 1998, by and between HOUSATONIC ENTERPRISES, a Connecticut Partnership with an office and place of business in Kent, Connecticut acting herein by John F. Casey, a General Partner, (hereinafter referred to in the singular and masculine gender as the "LESSOR") and CYBERIAN OUTPOST, INC., a Connecticut corporation with a place of business at 27 North Main Street, Kent, Connecticut 06757 (hereinafter referred to in singular and masculine gender as "LESSEE"), acting herein by Darryl Peck, its President, duly authorized.

                                WITNESSETH THAT:

   1.) The LESSOR has leased and does hereby lease to said LESSEE, for commercial purposes, certain premises located Easterly of Connecticut State Highway Route #7 in the Town of Kent, Connecticut, and located within the confines of the Kent Green Shopping Center owned by the Lessor, which leased premises are more particularly known as the Southerly portion of Building #13 (formerly the Body Image) (containing approximately 2475 square feet of interior space) as shown on a certain map entitled, "Kent Green Shopping Center, Kent, Connecticut Location Plan DWG.NO. SI-1 Dated April 27, 1987," by Barnhardt, Johnson and Wild, Inc., Consulting Engineers, and to which plan reference is hereby made, together with the right and privilege of access to and from Route #7 to said leased premises and together with parking privileges in the parking areas of said Shopping Center for the Lessee and his business invitees, in common with the Lessor, other Lessees, and other users of said Shopping Center to whom similar privileges have been, or may in the future, be granted.

   2.) The LESSEE agrees that the leased premises will be used for office space only in connection with the LESSEE'S sales operation, and/or such other business as the LESSOR may in his discretion allow, which such other use shall be maintained only with the express approval of the LESSOR, which approval shall not be unreasonably withheld provided, however, that the LESSEE acknowledges and agrees that the LESSOR has, or may have, other contractual obligations and/or may be subject to zoning and other governmental regulations, which restrict or prohibit his ability to give such approval.

   3.) (a) The term of this Lease shall be for a period of one (1) year, commencing on June 1, 1998, and ending May 31, 1999, with the base rent payable in monthly installments of TWO THOUSAND DOLLARS per month, in advance and without notice, commencing on June 1, 1998, and continuing on the same date of each subsequent month thereafter throughout the term of this lease.

      (b) The provisions contained in this lease for the payment of rent in installments are solely for the LESSEE's convenience. If the LESSEE defaults in the payment of any rent installment due hereunder for more than ten (10) days after the same becomes due and payable, the entire rent then remaining unpaid for the remainder of the lease term, shall immediately become due and payable without any notice or demand by the LESSOR.

      (c) That upon execution hereof of the LESSEE shall pay to the LESSOR, a security deposit in the amount of TWO THOUSAND DOLLARS. The LESSOR and the LESSEE agree that such sums shall be held by the LESSOR to secure the LESSEE's performance of the terms and conditions of this lease and any renewals thereof. LESSOR shall refund the deposit to the LESSEE with any interest due as required by law within thirty (30) days after LESSEE vacates the premises or the lease expires, whichever event last occurs. The LESSOR shall have the right to deduct from the security deposit damages incurred by the LESSOR as a result of the LESSEE's breach of any provision of this lease. In the event that deductions are to be made, LESSOR shall give prior written notice to the LESSEE of the nature and amount of the damage claim.

      (a) All real estate taxes due on the leased premises which shall be or shall have been levied against the leased premises and all premiums for fire and liability insurance attributable to the leased premises.
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   4.) The parties further agree that the LESSOR shall pay the following expenses:

   5.) The parties further agree that the LESSEE shall pay annually, within thirty (30) days from billing, in addition to the base rent and as additional rent throughout the term of this Lease and any renewal periods thereof, the following charges and expenses:

      (a) ONE HUNDRED PERCENT (100%) of any increase in fire, casualty, and/or liability insurance for the real property and building of which the leased premises are a part, which rating change is directly attributable to changes or additions of equipment to, or changes in operation of, the business being conducted by the LESSEE in the leased premises.

   6.) The parties further agree that the LESSEE shall pay in addition to the rental hereinabove set forth, the following charges and expenses:

      (a) All charges for heat, sewer, water, gas, electricity, telephone, and/or other utilities used, consumed on, or levied against the leased premises;

      (b) All charges for refuse removal from the leased premises.

   7.) It is further agreed between the parties hereto as follows:

      (a) The LESSOR shall maintain the exterior of the leased premises, including snow removal but the LESSEE shall be responsible for snow and ice removal from, and sanding of, the walkway(s) serving the leased, premises;

      (b) That the LESSEE, at his own expense, shall keep the interior of the leased premises heated in a manner sufficient to avoid damage to the premises;

      (c) That the LESSEE shall have the right to erect a suitable exterior sign with the approval of the LESSOR which sign shall be in keeping with the other signs located thereon;

      (d) The LESSEE agrees that he will make no structural alterations or improvements of or to the leased premises without the written consent of the LESSOR and any improvements so made shall be the property of the LESSOR. Any personal property and trade fixtures installed by the LESSEE in the leased premises shall be removed by the LESSEE at the expiration of this Lease or any renewal periods thereof, provided however, that the leased premises shall then be restored at the LESSEE's expense to their original condition existing as of the date of LESSEE's initial occupancy, ordinary wear and tear excepted;

      (e) That the LESSOR shall be responsible for maintenance, replacement, and repair, in good order, of the electrical, plumbing, heating and cooling systems, and fixtures owned and installed by the LESSOR which replacement, repair, and maintenance arise from ordinary use, wear, and tear;

      (f) That the LESSEE shall be responsible for replacement, maintenance, and repair of all fixtures and other improvements owned and/or installed by the LESSEE and shall also be responsible for replacement, repair, and maintenance, in good order, of the electrical, plumbing, heating and cooling systems, and fixtures which replacement, repair, and maintenance arise from misuse, abuse, and/or negligent or willful conduct on the part of the LESSEE, his employees, and/or business invitees.

      (g) LESSEE agrees that he shall not cause or permit the presence, use, disposal storage, or release of any hazardous substances on or in the premises. LESSEE shall not do, nor allow anyone else to do, anything affecting the premises that is in violation of any state or federal environmental law. Such prohibition shall not apply to the presence, use, or storage on the premises of small quantities of hazardous substances that are generally recognized to be appropriate to normal uses and to maintenance of the premises. LESSEE shall promptly give LESSOR written notice of any spill or discharge on or emanating from the premises and of any investigation, claim, demand, lawsuit, or other action by any governmental or regulatory agency or private party involving the premises and any hazardous substance or violation of any environmental law or regulation of which LESSEE has knowledge. If LESSEE learns, or is notified by any governmental or regulatory authority, that any removal or other remediation of any hazardous

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  substance affecting the premises is necessary, to the extent that the activity giving rise to the necessity for the remediation was caused by the LESSEE shall promptly take all necessary remedial actions in accordance with applicable environmental laws and regulations. As used in this paragraph, "hazardous substances" are those substances defined as toxic or hazardous substances by state or federal environmental law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials. As used in this paragraph, "environmental law" means state and federal laws and regulations that relate to health, safety, and/or environmental protection. The LESSEE further covenants and agrees to indemnify and to save and hold the LESSOR harmless from any and all loss, damage, or liability incurred by LESSOR in the clean-up or mitigation of any discharge or spill caused by the LESSEE, or for which the LESSEE shall be found responsible and which indemnification shall include costs and attorneys fees incurred by LESSOR in the defense of any environmental enforcement action and in the enforcement of LESSEE's obligations under this Paragraph, and vice versa.

   8.) LESSEE shall permit LESSOR to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein and to make other repairs to the leased premises provided, however, that such work shall, whenever possible, be performed at such timed as will cause the least disruption to the LESSEE's business.

   9.) The LESSEE agrees to pay to the LESSOR, as additional rent, a late charge of five (5%) percent of any rental payment due hereunder which payment is not received by the LESSOR within Ten (10) days of the due date of such payment.

   10.) The LESSEE further agrees to pay interest to LESSOR on all rents remaining due and owing more than thirty (30) days, at the rate of one and one-half (1 1/2%) percent per month (18% per annum).

   11.) The LESSEE agrees to pay all costs incurred by the LESSOR in the enforcement of any provision of this Lease; in any Summary Process action against the LESSEE in which the LESSOR is the prevailing party; and/or in the collection of any sums due hereunder, including a reasonable attorney's fee.

   12.) And the LESSEE further covenants and agrees that no accumulation of boxes, barrels, bottles, packages, waste paper, or other articles shall be permitted in or upon the premises.

   13.) The LESSOR covenants that the LESSEE, on paying the said rentals and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold, and enjoy the leased premises for the term aforesaid without hindrance or molestation from it or any person claiming by, from, or under him.

   14.) The LESSEE covenants with the said LESSOR to hire said premises and to pay the rent therefor, as aforesaid, that he will commit no waste nor suffer the same to be committed thereon, nor injure nor misuse the same; also; that he will not assign this Lease nor sublet a part or the whole of said leased premises, nor make alterations therein, nor or use the same for any purpose but that hereinbefore authorized, without written permission from said LESSOR, which permission will not be unreasonably withheld but will deliver up the same at the expiration or sooner termination of their tenancy in as good condition as they are now in, ordinary wear and tear expected.

   15.) Provided, however, and it is further agreed that if the said rent shall remain unpaid ten (10) days after the same shall become payable as aforesaid, or if the LESSEE shall assign this lease or sublet or otherwise dispose of the whole or any part of said leased premises, or use the same for any purposes but that hereinbefore authorized, or make any alteration herein without the written consent of the LESSOR, or shall commit waste or suffer the same to be committed on said premises or injure or misuse the same, or violate any of the conditions or agreements contained in this Lease, then this Lease shall, at the option of the LESSOR, and thereupon by virtue of this express stipulation expire and terminate, and the LESSOR may, at any time thereafter, re-enter said premises and the same and have and possess as of his former estate, and without such

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re-entry, may recover possession thereof in the manner prescribed by the
Statute relating to Summary Process; it being understood that no demand for rent, and no re-entry for condition broken, as at common law, shall be necessary to enable the LESSOR to recover such possession pursuant to said Statute relating to Summary Process, but that all right to any such demand or any such re-entry is hereby expressly waived by said LESSEE.

   16.) This Lease is subject to, and is hereby subordinated to, all present and future mortgages or deeds of trust affecting the leased premises and/or the property of which the leased premises is a part. The LESSEE agrees to execute, at no expense to the LESSOR, any instrument which may be deemed necessary or desirable by the LESSOR to further effect the subordination of this Lease to any such mortgages or deeds of trust.

   17.) In the event that this Lease or any other instrument affecting the leased premises is recorded on the land records of the town where the leased premises is located by the LESSEE or his agents, then upon termination of this Lease, the LESSEE, at his own expense, agrees to execute and record such other instruments as may be necessary to release or confirm the release of, the leased premises from the affect of such recorded instruments.

   18.) It is further agreed that all notices and demands, legal or otherwise, incidental to this Lease or the occupation of the leased premises shall be in writing. If the LESSOR or his agents desire to give or serve upon the LESSEE any notice or demand, it should be sufficient to send a copy thereof by first class or like mail, postage paid, addressed to the LESSEE at the leased premises. Except as otherwise specified herein, notices from the LESSEE to the LESSOR shall be sent first class or like mail, postage paid, to the LESSOR at the place designated for the payment of rent or to such place as the LESSOR may from time to time designate in writing. Personal, in-hand services of any notices between the parties hereto shall also be acceptable.

   19.) It is further agreed that if at any time during the term of this Lease the LESSEE shall make any assignment for the benefit of creditors or be decreed insolvent or bankrupt according to law, or if a receiver shall be appointed for the LESSEE, then the LESSOR may, at his option, terminate this Lease, exercise of such option to be evidenced by notice to that effect served upon the assignee, receiver, trustee, or other person in charge of the liquidation of the property of the LESSEE or under the LESSEE's estate, but such termination shall not release or discharge any payment of rent payable hereunder and then accrued, or any liability then accrued by reason of any agreement or covenant herein contained on the part of the LESSEE or the LESSEE's legal representative.

   20.) And the parties further agree that in the event that the LESSEE shall remain in the leased premises after the expiration of the term of this Lease or any of the renewal periods hereof without having executed a new written lease with the LESSOR, such holding over shall not constitute a renewal or extension of this Lease. The LESSOR may, at his option, elect to treat the LESSEE as one who has not removed at the end of his term, and thereupon be entitled to all remedies against the LESSEE provided by law in that situation, or the LESSOR may elect, at his option, to construe such holding over a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event, the LESSEE shall pay monthly rent in advance at the rate provided herein as effective at the last month of the lease term or renewal period thereof.

   21.) And it is further agreed between the parties hereto that whenever this Lease shall terminate either by lapse of time or by virtue of any of the express stipulations therein, the LESSEE hereby waives all right to any Notice to Quit possession as prescribed by the Statute relating to Summary Process.

   22.) And it is further agreed between the parties hereto, that the LESSEE is to comply with and to conform with all the laws of the State of Connecticut and its agencies and the bylaws, rules and regulations, and ordinances of the Town within which the premises hereby leased are situated relating to zoning, health, nuisance, fire, highway, and sidewalks, so far as the leased premises are or may be concerned, and to save the LESSOR harmless from all fines, penalties, and costs of violation of or non-compliance by the LESSEE with the same.

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   23.) The parties further agree that the LESSOR shall not be responsible for any loss of or damage to property or injury to persons occurring in or about the leased premises, by reason of any existing or future condition, defect, matter, or thing in said leased premises or the property of which the premises are a part, or for the acts, omissions, or negligence of other persons or servants, agents, and/or employees of the LESSEE in and about the said property.

   24.) The LESSEE agrees to save and hold harmless the LESSOR from any suit or claim for injury to person or damage to property arising out of the use and/or occupancy of said leased premises by the LESSEE and, for the further protection of the LESSOR, the LESSEE agrees to carry public liability insurance covering said obligation in insurance companies licensed to do business in the State of Connecticut (naming the LESSOR as an additional insured) in a coverage of not less than FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS for injury to any one person and SEVEN HUNDRED FIFTY THOUSAND ($750,000.00) DOLLARS for any one accident, with property damage coverage of not less than FIFTY THOUSAND ($50,000.00) DOLLARS for any one person and ONE HUNDRED THOUSAND ($100,000.00) DOLLARS for any one accident.

   The LESSEE agrees that he will furnish copies of all certificates of insurance coverage required under any provision of this Lease to the LESSOR, upon demand.

   25.) And it is further agreed to between the parties hereto that in the case the building or buildings created on the premises shall be partially damaged by fire or otherwise, the same shall be repaired as speedily as possible at the expense of the said LESSOR; that in the case that the damage shall be so extensive as to render the building or leased premises untenantable, the rent shall cease until such time as the building shall be put in complete repair; but in the case of the total destruction of the premises by fire or otherwise, and at the sole option of the LESSOR, the rent shall be paid up to the time of such destruction and then from thenceforth this Lease shall cease and come to an end.

   26.) If the whole or any part of the leased premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of this Lease shall cease and terminate from the date of title vesting in such proceedings and the LESSEE shall have no claim against the LESSOR for the value of any unexpired term of said Lease.

   27.) The LESSEE agrees that said premises shall be at all times open to the inspection by the LESSOR and/or his agents and to applicants for purchase or lease or for the purpose of making repairs and/or improvements to the structures of which the leased premises is a part.

   28.) The LESSEE agrees that he has examined the premises and is fully satisfied with the condition thereof and is not relying upon any representations, information, warranty, or promises made by the LESSOR, his agents, or any broker which are not specifically set forth in this Agreement as to the character, quality, use, or any other matter relating thereto. Lessor represents a valid Certificate of Occupancy is in place.

   29.) In the event that any mechanic's liens are filed against the premises as a result of alterations, additions, or improvements made by the LESSEE, the LESSOR, at his option, after (14) days notice to the LESSEE, may terminate this Lease and/or may pay said liens without inquiring as to the validity thereof and LESSEE shall forthwith reimburse the LESSOR the total expenses incurred by LESSOR in the defense and/or discharge of said liens, as additional rent hereunder.

   30.) If LESSEE shall request LESSOR's consent or approval, LESSEE shall in no event make, or be entitled to make, any claim for damages, nor shall LESSEE assert, or be entitled to assert, any such claim or assertion by LESSEE that LESSOR unreasonably withheld or delayed its consent or approval, and LESSEE hereby waives any and all rights he may have from whatever source derived, to make or assert such claim. LESSEE's sole remedy for any such failure, refusal or delay shall be an action for a declaratory judgment, specific performance, or injunction, and such remedies shall be available only in those instances where

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LESSOR has expressly agreed in writing not to unreasonably withhold or delay its consent or approval or where, as a matter of law, LESSOR may not unreasonably withhold or delay the same.

   31.) If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

   32.) The LESSEE agrees that the foregoing rights and remedies of the LESSOR are not exclusive but are additional to all rights and remedies that the LESSOR would otherwise have by law.

   33.) The parties hereto further agree that all LESSEES named herein and/or executing this lease shall be jointly and severally liable for all obligations of the "LESSEE" set forth in this Lease.

   34.) The parties hereto further agree that this Lease constitutes the entire agreement between the parties hereto and may not be modified except in writing.

   35.) The parties hereto further agree that this lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns.

   36.) This lease is contingent upon approval of the terms and conditions thereof by the LESSOR'S mortgage lender.

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

   IN WITNESS WHEREOF, we have hereunto set our hands and seals the day and year above written.

                                          HOUSATONIC ENTERPRISES

                                          By: /s/ John F. Casey
                                            ___________________________________
                                                      John F. Casey
                                             General Partner duly authorized

                                          Lessee: Cyberian Outpost, Inc.

                                          By:/s/ Darryl Peck
                                            ___________________________________
                                                        Darryl Peck
                                                         President
STATE OF CONNECTICUT)
                     )ss. KENT
COUNTY OF LITCHFIELD )

   On this 10th day of June, 1999, before me, the undersigned officer, personally appeared JOHN F. CASEY, who acknowledged himself to be a duly-authorized General Partner of HOUSATONIC ENTERPRISES, a Partnership, and that he, as such General Partner, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the Partnership by himself as such General Partner.

   IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                 /s/ William J. Manassu
                                          _____________________________________
                                                   William J. Manassu
                                              Commissioner of the Superior
                                                          Court

STATE OF CONNECTICUT)
                     )ss. KENT
COUNTY OF LITCHFIELD )

   On this 9th day of June, 1999, before me, the undersigned officer, personally appeared DARRYL PECK, who acknowledged himself to be the President of CYBERIAN OUTPOST, INC., a corporation, and that he, as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such President.

   IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                                   /s/ Melanie Chernak
                                          _____________________________________
                                              Commissioner of the Superior
                                                          Court
                                                      Notary Public
                                            My Commission Expires: 6/30/2003

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